Exhibit 10.4

Execution Version

ABL GUARANTEE AND COLLATERAL AGREEMENT,

dated as of May 4, 2018,

among

AMNEAL PHARMACEUTICALS LLC,

as the Borrower,

each other Grantor party hereto,

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent and Collateral Agent

Reference is made to the ABL/Term Loan Intercreditor Agreement dated as of May 4, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Closing Date Intercreditor Agreement”), by and among JPMorgan Chase Bank, N.A., as ABL Agent (as defined therein), and JPMorgan Chase Bank, N.A., as Term Loan Agent (as defined therein), and acknowledged by the Borrower and the other parties from time to time signatory thereto. Notwithstanding anything herein to the contrary, the liens and security interests granted to the Collateral Agent, for the ratable benefit of the Secured Parties hereunder, pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent and the other Secured Parties hereunder are subject to the provisions of the Closing Date Intercreditor Agreement. In the event of any conflict or inconsistency between the provisions of the Closing Date Intercreditor Agreement and this Agreement, the provisions of the Closing Date Intercreditor Agreement shall control.

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Schedules

Schedule I	Pledged Stock; Debt Securities
Schedule II	Intellectual Property
Schedule III	Filing Jurisdictions
Schedule IV	Commercial Tort Claims

Exhibits

Exhibit I	Form of Supplement to the Guarantee and Collateral Agreement
Exhibit II	Form of Trademark Security Agreement
Exhibit III	Form of Patent Security Agreement
Exhibit IV	Form of Copyright Security Agreement

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ABL GUARANTEE AND COLLATERAL AGREEMENT dated as of May 4, 2018 (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), among AMNEAL PHARMACEUTICALS LLC (the “Borrower”) and each other party identified as a “Grantor” on the signature pages hereto (together with any other entity that may become a party hereto as a Grantor as provided herein, each a “Grantor” and, collectively, the “Grantors”), and JPMORGAN CHASE BANK, N.A. (“JPM”), as Administrative Agent for the Lenders under the Credit Agreement referred to below (in such capacity, the “Administrative Agent”) and as Collateral Agent for the Secured Parties (as defined below) (in such capacity, the “Collateral Agent”).

RECITALS

(1)	Reference is made to that certain REVOLVING CREDIT AGREEMENT, dated as of the date hereof (as amended, amended and restated, supplemented, refinanced, replaced, extended or otherwise modified from time to time, the “Credit Agreement”), by and among AMNEAL PHARMACEUTICALS LLC, a Delaware limited liability company, the Lenders and other parties that are party thereto from time to time and JPM, as Administrative Agent and as Collateral Agent.

(2)	In consideration of the extensions of credit and other accommodations of the Lenders as set forth in the Credit Agreement and of the Qualified Counterparties as set forth in the Specified Hedge Agreements, each Guarantor has agreed to guarantee the obligations of the Borrower under the Credit Agreement and each Grantor has agreed to secure such Grantor’s obligations under the Loan Documents, in each case as set forth herein.

AGREEMENT

Accordingly, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Credit Agreement.

(a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein have the meanings assigned to them in the Credit Agreement, and the following terms which are defined in the UCC are used herein as so defined (and if defined in more than one article of the UCC have the meaning specified in Article 9 thereof): Accounts, Account Debtor, As-Extracted Collateral, Authenticate, Certificated Security, Chattel Paper, Commodity Account, Commodity Contract, Commodity Intermediary, Deposit Account, Documents, Electronic Chattel Paper, Entitlement Order, Equipment, Farm Products, Financial Asset, Fixtures, Goods, Health-Care Insurance Receivable, Instruments, Inventory, Letter-of-Credit Rights, Manufactured Homes, Money, Payment Intangibles, Securities Account, Securities Intermediary, Security, Security Entitlement, Supporting Obligations, Tangible Chattel Paper and Uncertificated Security.

(b) The rules of construction specified in Sections 1.02 through 1.09 of the Credit Agreement also apply, mutatis mutandis, to this Agreement.

Section 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Administrative Agent” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Agreement” has the meaning assigned to such term in the introductory paragraph hereto.

“Article 9 Collateral” has the meaning assigned to such term in Section 4.01(1).

“Collateral” means the collective reference to Article 9 Collateral and Pledged Collateral.

“Collateral Agent” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Control” has the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

“Control Agreement” means a deposit account control agreement, a securities account control agreement or a commodity account control agreement, as applicable, which provides the Collateral Agent with Control of any such accounts, in form and substance reasonably satisfactory to the Collateral Agent.

“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any Grantor under any Copyright now or hereafter owned by any third party, and all rights of any Grantor under any such agreement (including any such rights that such Grantor has the right to license).

“Copyrights” means all of the following which any Grantor now or hereafter owns or in which any Grantor now or hereafter has an interest (pursuant to a Copyright License or otherwise):

(1)	all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise;

(2)	all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, supplemental registrations and pending applications for registration in the United States Copyright Office and the right to obtain all renewals thereof, including those listed on Schedule II;

(3)	all claims for, and rights to sue for, past or future infringements of any of the foregoing; and

(4)	all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement thereof.

“Credit Agreement” has the meaning assigned to such term in the recitals to this Agreement.

“Discharge of Term Loan Claims” has the meaning assigned to such term in the Closing Date Intercreditor Agreement.

“Excluded Assets” means all of the following, whether now owned or hereafter acquired:

(1)	any Excluded Equity Interests;

(2)	any Real Property interests (but, for the avoidance of doubt, excluding Fixtures to the extent a security interest in such Fixtures can be perfected by the filing of a Uniform Commercial Code financing statement in the office of the secretary of state (or similar central filing office) in the jurisdiction of organization of the applicable Grantor);

(3)	any particular asset if the pledge thereof or the security interest therein would result in material adverse tax consequences, as reasonably determined by the Borrower in consultation with the Administrative Agent;

(4)	any particular asset if and to the extent that a security interest therein (a) is prohibited by or in violation of any applicable law, rule or regulation or (b) requires consent of any Governmental Authority that has not been obtained;

(5)	any (a) As-Extracted Collateral, (b) timber to be cut, (c) Farm Products, (d) Manufactured Homes and (e) Health-Care Insurance Receivables (but only to the extent such Health-Care Insurance Receivables are (i) Medicare or Medicaid receivables or other governmental third party payor receivables, (ii) not perfected by the filing of a Uniform Commercial Code financing statement in the office of the secretary of state (or similar central filing office) in the jurisdiction of organization of the applicable Grantor) or (iii) as otherwise agreed by the Borrower and the Administrative Agent);

(6)	any “intent-to-use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of the Lanham Act has been filed, to the extent that, and solely during the period for which, any assignment of an “intent-to-use” application prior to such filing would violate the Lanham Act;

(7)	any Excluded Accounts;

(8)	any assets owned directly or indirectly by a non-U.S. Subsidiary or a FSHCO;

(9)	any motor vehicles, airplanes and any other assets subject to certificates of title or similar certificates of ownership;

(10)	[reserved];

(11)	any lease, license, franchise, charter, contract or agreement, together with any rights or interest thereunder, in each case, if and to the extent a security interest therein granted to the Collateral Agent is prohibited by or in violation of a term, provision or condition of any such lease, license, franchise, charter, contract or agreement, or would result in the abandonment, invalidation or unenforceability thereof or create a right of termination in favor of or require the consent, approval, license or authorization of any third party (other than the Borrower or any Subsidiary) thereto, except, in each case, to the extent that such prohibition or restriction would be rendered ineffective under the UCC or other applicable Law; provided, that the exclusions referred to in clause (11) of this definition shall not include any Proceeds or receivables of any such asset, lease, license, franchise, charter, contract or agreement, the assignment of which is expressly deemed effective under the UCC or other similar applicable law notwithstanding such prohibition or restriction (unless such Proceeds or receivables would otherwise constitute Excluded Assets);

(12)	any Commercial Tort Claim with a value not in excess of $15 million, as determined in good faith by the Borrower;

(13)	any assets to the extent the cost, burden, difficulty or consequence of obtaining, maintaining or perfecting a security interest therein exceeds the fair market value thereof or the practical benefit to the Secured Parties of the security afforded (or proposed to be afforded) thereby as reasonably determined by the Administrative Agent in consultation with the Borrower;

(14)	(a) any assets and proceeds thereof subject to a Lien permitted under Section 6.02(3) of the Credit Agreement to the extent that the documents providing for the Indebtedness secured by such Liens do not permit such assets and proceeds thereof to be pledged to the Collateral Agent or would require a third party consent or (b) any assets subject to a Lien permitted by Section 6.02(7) so long as the documents providing for such Lien do not permit such assets to be pledged to the Collateral Agent; or

(15)	without duplication, any assets to the extent excluded pursuant to Section 5.10(4) of the Credit Agreement.

“Excluded Equity Interests” means any and all of the following Equity Interests, whether now owned or hereafter acquired:

(1)	any Equity Interests in any Person that is not a direct Wholly Owned Restricted Subsidiary of the Borrower or another Grantor;

(2)

any Equity Interests in any Person (other than a direct or indirect Wholly Owned Subsidiary of the Borrower or another Grantor) in each case to the extent (a) the Organizational Documents or other agreements with respect to such Equity Interests with other equity holders prohibits or restricts the pledge of such Equity Interests or (b) the pledge of such Equity Interests is otherwise prohibited or restricted by law, any agreement with a third party (other than the Borrower or any of its respective Subsidiaries), would require consent of any Governmental Authority which has not been obtained or would result in a change of control, repurchase obligation or other adverse consequence (in each case, except to the extent that any such prohibition or restriction would be rendered ineffective under the UCC or other applicable Law);

(3)	any Equity Interests in Immaterial Subsidiaries (except to the extent the security interest therein can be perfected by the filing of a Form UCC-1 financing statement in the office of the secretary of state (or similar central filing office) in the jurisdiction of organization of the applicable Grantor), Captive Insurance Subsidiaries, not-for-profit organizations, special purpose entities used for securitization facilities (including Receivables Subsidiaries) and Unrestricted Subsidiaries;

(4)	any Margin Stock;

(5)	any voting Equity Interests of any non-U.S. Subsidiary or any FSHCO in excess of 65% of the issued and outstanding voting Equity Interests of such non-U.S. Subsidiary or FSHCO;

(6)	subject to Section 7.15(4), any Equity Interests to the extent that a pledge of such Equity Interests would give rise to additional subsidiary reporting requirements under Rule 3-10 or Rule 3-16 of Regulation S-X promulgated under the Exchange Act;

(7)	to the extent applicable law requires that a Subsidiary of such Grantor issue directors’ qualifying shares, nominee shares or similar shares which are required by applicable law to be held by persons other than the Grantors, such qualifying shares, nominee shares or similar shares held by Persons other than Grantors;

(8)	without duplication, any Equity Interests to the extent excluded pursuant to Section 5.10(4) of the Credit Agreement;

(9)	any Equity Interests to the extent the pledge thereof or a security interest therein would result in material adverse tax consequences or material adverse regulatory consequences, in each case, as reasonably determined by the Borrower in consultation with the Administrative Agent; or

(10)	any Equity Interests to the extent the cost, burden, difficulty or consequence of obtaining, maintaining or perfecting a security interest therein exceeds the fair market value thereof or the practical benefit to the Secured Parties afforded (or proposed to be afforded) thereby as reasonably determined by the Administrative Agent in consultation with the Borrower.

“Excluded Swap Obligation” means, with respect to any Guarantor, (a) as it relates to all or a portion of the guarantee of such Guarantor, any Swap Obligation if, and to the extent that, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading

Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor becomes effective with respect to such Swap Obligation or (b) as it relates to all or a portion of the grant by such Guarantor of a security interest, any Swap Obligation if, and to the extent that, such Swap Obligation (or such security interest in respect thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the security interest of such Guarantor becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Federal Securities Laws” has the meaning assigned to such term in Section 5.03.

“Grantor” and “Grantors” have the meanings assigned to such terms in the introductory paragraph to this Agreement.

“Intellectual Property” means all intellectual property of every kind and nature that any Grantor now or hereafter owns or in which any Grantor now or hereafter has an interest, including inventions, designs, Patents, Copyrights, Trademarks, trade secrets, domain names, confidential or proprietary technical and business information or know-how.

“Intellectual Property Collateral” has the meaning assigned to such term in Section 4.02(7).

“Intellectual Property Security Agreement” means a Trademark Security Agreement in substantially the form of Exhibit II hereto, a Patent Security Agreement in substantially the form of Exhibit III hereto, or a Copyright Security Agreement in substantially the form of Exhibit IV hereto.

“IP Agreements” means all material Copyright Licenses, Patent Licenses and Trademark Licenses, and all other agreements, permits, consents, orders and franchises relating to the license, development, use or disclosure of any material Intellectual Property to which a Grantor, now or hereafter, is a party or a beneficiary, including the agreements set forth on Schedule II hereto.

“JPM” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Patent License” means any written agreement, now or hereafter in effect, granting to any Grantor any right to make, use or sell any invention covered by a Patent, now or hereafter owned by any third party (including any such rights that such Grantor has the right to license) and all rights of any Grantor under any such agreement.

“Patents” means all of the following which any Grantor now or hereafter owns or in which any Grantor now or hereafter has an interest (pursuant to a Patent License or otherwise):

(1)	all letters patent of the United States or the equivalent thereof in any other country or jurisdiction, including those listed on Schedule II, and all applications for letters patent of the United States or the equivalent thereof in any other country or jurisdiction, including those listed on Schedule II;

(2)	all provisionals, reissues, extensions, continuations, divisions, continuations-in-part, reexaminations or revisions thereof, and the inventions disclosed or claimed therein, including the right to make, use, import and/or sell the inventions disclosed or claimed therein;

(3)	all claims for, and rights to sue for, past or future infringements of any of the foregoing; and

(4)	all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement thereof.

“Pledged Collateral” has the meaning assigned to such term in Section 3.01(5).

“Pledged Debt Securities” has the meaning assigned to such term in Section 3.01(2).

“Pledged Securities” means any promissory notes, stock certificates or other certificated securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Pledged Stock” has the meaning assigned to such term in Section 3.01(1).

“Secured Obligations” means the Obligations; provided that the Secured Obligations will not include any Excluded Swap Obligations.

“Secured Parties” means (a) the Lenders, (b) the Agents, (c) each Issuing Bank, (d) the Cash Management Banks, (e) the Qualified Counterparties, (f) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (g) the successors and permitted assigns of each of the foregoing.

“Security Interest” has the meaning assigned to such term in Section 4.01(1).

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Term Loan Collateral Agent” means JPM, as “Collateral Agent” under the Term Loan Credit Agreement, and any duly appointed successor in such capacity.

“Term Loan Priority Collateral” has the meaning assigned to such term in the Intercreditor Agreement as in effect on the date hereof.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any Grantor any right to use any Trademark now or hereafter owned by any third party (including any such rights that such Grantor has the right to license).

“Trademarks” means all of the following which any Grantor now or hereafter owns or in which any Grantor now or hereafter has an interest (pursuant to a Trademark License or otherwise):

(1)	all trademarks, service marks, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations thereof (if any), and all registration applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof (except for “intent-to-use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of the Lanham Act has been filed, to the extent that, and solely during the period for which, any assignment of an “intent-to-use” application prior to such filing would violate the Lanham Act), and all renewals thereof, including those listed on Schedule II;

(2)	all goodwill associated therewith or symbolized thereby;

(3)	all claims for, and rights to sue for, past or future infringements of any of the foregoing; and

(4)	all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement thereof.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.

ARTICLE II

GUARANTEE

Section 2.01. Guarantee. Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, to the Collateral Agent for the ratable benefit of the Secured Parties as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Secured Obligations. Each Guarantor further agrees that the Secured Obligations may be extended or renewed, in whole or in part, without notice to or further assent from such Guarantor, and that such Guarantor will remain bound upon its guarantee hereunder notwithstanding any extension or renewal of any Secured Obligation. Each Guarantor waives presentment to, demand of payment from and protest to the Borrower or any other Loan Party of any of the Secured Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. The Borrower shall be deemed to be a Guarantor hereunder solely in respect of any Specified Hedge Agreements to which the Borrower is not a party.

Section 2.02. Guarantee of Payment. Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due (whether at the stated maturity, by acceleration or otherwise) and not of collection, and waives any right to require that any resort be had by the Collateral Agent or any other Secured Party to any security held for the payment of the Secured Obligations or to any balance of any Deposit Account or credit on the books of the Collateral Agent or any other Secured Party in favor of any Loan Party or any other person.

Section 2.03. No Limitations, Etc.

(1)	Except for termination of a Guarantor’s obligations hereunder as expressly provided for in Section 7.15 and except as provided in Section 2.07, the obligations of each Guarantor hereunder will not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and will not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Secured Obligations or otherwise (other than defense of payment or performance of Secured Obligations). Without limiting the generality of the foregoing, except for termination or release of a Guarantor’s obligations hereunder in accordance with the terms of Section 7.15 the obligations of each Guarantor hereunder, to the fullest extent permitted by applicable law, will not be discharged or impaired or otherwise affected by, and each Guarantor hereby waives any defense to the enforcement hereof by reason of:

(a)	the failure of the Collateral Agent or any other Secured Party to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Loan Document or otherwise;

(b)	any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement;

(c)	the failure to perfect any security interest in, or the release of, any of the Collateral held by or on behalf of the Collateral Agent or any other Secured Party for the Secured Obligations;

(d)	any default, failure or delay, willful or otherwise, in the performance of the Secured Obligations;

(e)	any illegality, lack of validity or enforceability of any Secured Obligation;

(f)	any change in the corporate existence, structure or ownership of any Loan Party, or any insolvency, bankruptcy or reorganization of any Loan Party;

(g)	the existence of any claim, set-off or other rights that the Guarantors may have at any time against the Borrower, the Collateral Agent, any other Secured Party or any other person, whether in connection herewith, the other Loan Documents or any unrelated transactions; provided that nothing herein will prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(h)	any action permitted or authorized hereunder; or

(i)	any other circumstance (including any statute of limitations) or any act or omission that may in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a defense to, or a legal or equitable discharge of, the Borrower or any Guarantor or any other guarantor or surety (other than the Payment in Full or performance of the Secured Obligations).

(2)	Each Guarantor expressly authorizes the Secured Parties to take and hold security for the payment and performance of the Secured Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release, substitute or add any one or more other guarantors or obligors upon or in respect of the Secured Obligations, all without affecting the obligations of any Guarantor hereunder.

(3)	To the fullest extent permitted by applicable law and except for termination or release of a Guarantor’s obligations hereunder in accordance with the terms of Section 7.15 hereof, each Guarantor waives any defense based on or arising out of any defense of any other Loan Party or the unenforceability of the Secured Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Loan Party, other than, after all Commitments have been terminated, the return of all Letters of Credit (or cash collateralization thereof on terms satisfactory to the applicable Issuing Bank), the Payment in Full or performance of all the Secured Obligations. The Collateral Agent and the other Secured Parties may exercise any right or remedy available to them against any other Loan Party pursuant to this Agreement or the other Loan Documents, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent that after giving effect thereto there shall have been Payment in Full in respect of all Secured Obligations. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against any other Loan Party, as the case may be, or any security.

Section 2.04. Reinstatement. Each Guarantor agrees that its guarantee hereunder will continue to be effective or be reinstated if, at any time, payment, or any part thereof, of any Secured Obligation is rescinded or must otherwise be restored by the Collateral Agent or any other Secured Party upon the bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise.

Section 2.05. Agreement To Pay; Contribution; Subrogation.

(1)	In furtherance of the foregoing and not in limitation of any other right that the Collateral Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of any Loan Party to pay any Secured Obligation when and as the same becomes due and payable, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will pay, or cause to be paid, to the Collateral Agent for distribution to the applicable Secured Parties in cash the amount of such unpaid Secured Obligation.

(2)	Subject to the foregoing clause (1), to the extent that any Guarantor, under this Agreement or the Credit Agreement as a joint and several obligor, repays any of the Secured Obligations constituting Loans or other advances made to or reimbursement obligations owed by another Loan Party under the Credit Agreement (an “Accommodation Payment”), then the Guarantor making such Accommodation Payment will be entitled to contribution and indemnification from, and be reimbursed by, each of the other Guarantors in an amount equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Guarantor’s Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the Guarantors; provided that such rights of contribution and indemnification will be subordinated to the Payment in Full of the Secured Obligations. As of any date of determination, the “Allocable Amount” of each Guarantor will be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Guarantor hereunder and under the Credit Agreement without:

(a)	rendering such Guarantor “insolvent” within the meaning of Section 101 (31) of the Bankruptcy Code of the United States, Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”);

(b)	leaving such Guarantor with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code of the United States, Section 4 of the UFTA, or Section 5 of the UFCA;

(c)	leaving such Guarantor unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code of the United States or Section 4 of the UFTA, or Section 5 of the UFCA; or

(d)	otherwise rendering such Guarantor’s obligation under Section 2 of this Agreement void or voidable under any federal, state or foreign bankruptcy, insolvency, receivership or similar law.

Upon payment by any Guarantor of any sums to the Collateral Agent as provided above, all rights of such Guarantor against the Borrower, any other Loan Party or any other Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise will in all respects be subject to Article VI.

Section 2.06. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the financial condition and assets of the Borrower and each other Loan Party, and of all other circumstances bearing upon the risk of nonpayment of the Secured Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that no Agent nor any other Secured Party will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

Section 2.07. Maximum Liability. Each Guarantor and, by its acceptance of this guarantee, each Agent and each other Secured Party hereby confirms that it is the intention of all such persons that this guarantee and the Secured Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of the U.S. Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this guarantee and the Secured Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Secured Parties and the Guarantors hereby irrevocably agree that the Secured Obligations of the Guarantors under this guarantee at any time are limited to the maximum amount as will result in the Secured Obligations of such Guarantor under this guarantee not constituting a fraudulent transfer or conveyance.

ARTICLE III

PLEDGE OF SECURITIES

Section 3.01. Pledge. As security for the payment or performance, as the case may be, in full of its Secured Obligations, each Grantor hereby pledges to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in, to and under:

(1)	the Equity Interests (a) directly owned by such Grantor as of the Closing Date (including those Equity Interests listed on Schedule I) and (b) obtained by such Grantor after the Closing Date and, in each case, the certificates representing all such Equity Interests, in each case, other than any Excluded Assets (the Equity Interests described in the foregoing clauses (a) and (b), collectively, but excluding any Excluded Assets, the “Pledged Stock”);

(2)	the promissory notes and any instruments evidencing Indebtedness (a) owned by such Grantor as of the Closing Date (including those promissory notes and any instruments evidencing Indebtedness listed on Schedule I) and (b) issued to such Grantor after the Closing Date and having an aggregate principal amount in excess of $15 million, in each case, other than any Excluded Assets (the instruments described in the foregoing clauses (a) and (b), collectively, but excluding any Excluded Assets, the “Pledged Debt Securities”);

in each case, including all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all Pledged Debt Securities (except to the extent constituting an Excluded Asset or otherwise excluded from the Collateral pursuant to this Agreement);

(3)	subject to Section 3.05 hereof, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other proceeds received in respect of, the securities referred to in the foregoing clauses (1) and (2);

(4)	subject to Section 3.05 hereof, all rights and privileges of such Grantor with respect to the securities and other property referred to in the foregoing clauses (1), (2) and (3) above; and

(5)	all proceeds of any of the foregoing items referred to in clauses (1) through (4) above, but excluding any Excluded Assets (the items referred to in clauses (1) through (5) of this Section 3.02, collectively, the “Pledged Collateral”).

Notwithstanding anything to the contrary in this Agreement or any other Security Document, no representation, warranty, covenant or any other provision in this Agreement or any other Security Document will apply to and none of the Pledged Stock, Pledged Debt Securities or Pledged Collateral will include nor will the security interests granted hereunder attach to any Excluded Asset.

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto (in each case other than any Excluded Assets), unto the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, forever, subject, however, to the terms, covenants and conditions hereinafter set forth and in each case subject to the Credit Agreement.

Section 3.02. Delivery of the Pledged Collateral.

(1)	Subject to any applicable Intercreditor Agreement(s), each Grantor agrees, within the time periods required hereunder or under the Credit Agreement (as applicable) (or at such later date as any Agent may agree, in its sole discretion) to deliver or cause to be delivered to the Collateral Agent, for the ratable benefit of the Secured Parties, any and all Pledged Securities to the extent such Pledged Securities, in the case of promissory notes or other instruments, are required to be delivered pursuant to paragraph (2) of this Section 3.02.

(2)	Subject to any applicable Intercreditor Agreement(s), each Grantor will use its commercially reasonable efforts to cause any Indebtedness for borrowed money that would otherwise constitute Pledge Collateral if in the form of a promissory note and having an aggregate principal amount in excess of $15 million owed to such Grantor by any Person to be evidenced by a duly executed promissory note that is pledged and delivered (within 60 days (or such longer period as any Agent may agree, in its sole discretion) at the time of delivery of the next Required Financial Statements after receipt thereof), to the Collateral Agent, for the ratable benefit of the Secured Parties, pursuant to the terms hereof; provided that the foregoing requirement will not apply to (a) instruments, notes and debt securities that are promptly deposited into an investment or securities account or (b) checks received in the ordinary course of business. To the extent any such promissory note is a demand note, each Grantor party thereto agrees, if requested in writing by the Collateral Agent, to immediately demand payment thereunder upon an Event of Default unless such demand would not be commercially reasonable or would otherwise expose such Grantor to liability to the maker.

(3)	Upon delivery to the Collateral Agent, (a) any Pledged Securities required to be delivered pursuant to the foregoing paragraphs (1) and (2) of this Section 3.02 will be accompanied by stock powers or note powers, as applicable, duly executed in blank or other instruments of transfer reasonably satisfactory to the Collateral Agent and (b) all other property composing part of the Pledged Collateral delivered pursuant to the terms of this Agreement will be accompanied, to the extent necessary to perfect the security interest in or allow realization on the Pledged Collateral, by proper instruments of assignment duly executed by the applicable Grantor as the Collateral Agent may reasonably request. Each delivery of Pledged Securities will be accompanied by a schedule describing the securities, which schedule will be attached hereto as Schedule I (or a supplement to Schedule I, as applicable) and made a part hereof; provided that failure to attach any such schedule hereto will not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered will supplement any prior schedules so delivered.

(4)	Notwithstanding anything to the contrary in this Agreement or any other Loan Document, no Grantor will be required to take any action under the laws of any jurisdiction other than the United States (or any political subdivision thereof) and its territories and possessions for the purpose of creating, perfecting or making enforceable the Security Interest in any Pledged Collateral of such Grantor and no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction will be required.

Section 3.03. Representations, Warranties and Covenants. Each Grantor represents and warrants (but solely to the extent (and at the times) required by the Credit Agreement) and covenants to and with the Collateral Agent, for the ratable benefit of the Secured Parties that:

(1)	Schedule I correctly sets forth, as of the Closing Date, (a) all of the Pledged Stock owned by such Grantor on the Closing Date and the percentage of the issued and outstanding shares of each class of the Equity Interests of the issuer thereof represented by such Pledged Stock and (b) all of the Pledged Debt Securities owned by such Grantor on the Closing Date;

(2)	the Pledged Stock and Pledged Debt Securities (solely with respect to Pledged Debt Securities issued by a Person that is not a Subsidiary of any Grantor, to the best of each Grantor’s knowledge) have been duly and validly authorized and issued by the issuers thereof and (a) in the case of Pledged Stock, are fully paid and non-assessable (to the extent such concepts are applicable to such Pledged Stock and other than with respect to Pledged Stock consisting of membership interests of limited liability companies to the extent provided in Sections 18-502 and 18-607 of the Delaware Limited Liability Company Act) and (b) in the case of Pledged Debt Securities (solely with respect to Pledged Debt Securities issued by a Person that is not a Subsidiary of any Grantor, to the best of each Grantor’s knowledge) are legal, valid and binding obligations of the issuers thereof, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding at law or in equity) and an implied covenant of good faith and fair dealing;

(3)	except for the security interests granted hereunder, each Grantor:

(a)	is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule I as owned by such Grantor;

(b)	holds the same free and clear of all Liens, other than Permitted Liens;

(c)	will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than pursuant to a transaction permitted by the Credit Agreement and other than Permitted Liens; and

(d)	subject to the rights of such Grantor under the Loan Documents to dispose of Pledged Collateral, will use commercially reasonable efforts to defend its title or interest hereto or therein against any and all Liens (other than Permitted Liens), however arising, of all persons;

(4)	other than as set forth in the Credit Agreement or the schedules thereto, and except for restrictions and limitations imposed by the Loan Documents or securities laws generally or otherwise permitted to exist pursuant to the terms of the Credit Agreement, the Pledged Stock (other than Pledged Stock that is partnership interests) is and will continue to be freely transferable and assignable, and, except for limitations existing on the Closing Date (or the date of acquisition thereof, as applicable) in the articles or certificate of incorporation, bylaws or other organizational documents of any Subsidiary that is not a wholly owned Subsidiary, none of the Pledged Stock is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might reasonably be expected to prohibit, impair, delay or otherwise affect, in any material respect, the pledge of such Pledged Stock hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;

(5)	each Grantor has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(6)	other than as set forth in the Credit Agreement or the schedules thereto, no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);

(7)	as of the Closing Date, this Agreement is effective to create in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) a legal, valid and enforceable security interest in the Pledged Collateral described herein and proceeds thereof;

(8)	Each Grantor acknowledges and agrees that, to the extent any interest in any limited liability company or limited partnership controlled by any Grantor and pledged under Section 3.01 is a “security” within the meaning of Article 8 of the UCC and is governed by Article 8 of the UCC, such interest shall be represented by a certificate. Each Grantor further acknowledges and agrees that with respect to any interest in any limited liability company or limited partnership Controlled on or after the Closing Date by such Grantor and pledged hereunder that is not a “security” within the meaning of Article 8 of the UCC, such Grantor shall at no time elect to treat any such interest as a “security” within the meaning of Article 8 of the UCC, nor shall such interest be represented by a certificate, unless such election and such interest is thereafter represented by a certificate that, subject to any applicable Intercreditor Agreement(s), within 60 days after such election (or at such later date as the Administrative Agent may agree), is delivered to the Collateral Agent pursuant to the terms hereof; and

(9)	Notwithstanding anything to the contrary in any Loan Document, to the extent any provision of this Agreement or the Credit Agreement excludes any assets from the scope of the Pledged Collateral, or from any requirement to take any action to perfect or maintain any security interest (or the priority thereof) in favor of the Collateral Agent in the Pledged Collateral, the representations, warranties and covenants made by any Grantor in this Agreement with respect to the creation, perfection or priority (as applicable) of the security interest granted in favor of the Collateral Agent (including Section 3.02) shall be deemed not to apply to such excluded assets.

Section 3.04. Registration in Nominee Name; Denominations. To the extent required to be delivered to the Collateral Agent in accordance with the terms of this Agreement, the Collateral Agent (or a designated bailee, in accordance with the applicable Intercreditor Agreement(s)), on behalf of the Secured Parties, has the right (in its sole and absolute discretion), subject to the applicable Intercreditor Agreement(s), to hold the Pledged Securities in the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Collateral Agent (or a designated bailee, in accordance with the applicable Intercreditor Agreement(s)) or, if an Event of Default shall have occurred and is continuing, in its own name as pledgee or the name of its nominee (as pledgee or as sub-agent). If an Event of Default shall have occurred and is continuing, the Collateral Agent (or a designated bailee, in accordance with the applicable Intercreditor Agreement(s)) will have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

Section 3.05. Voting Rights; Dividends and Interest, Etc.

(1)	Unless and until an Event of Default has occurred and is continuing and the Collateral Agent has given prior written notice to the Borrower of the Collateral Agent’s intention to exercise its rights hereunder:

(a)	each Grantor will be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided that, except as permitted under the Credit Agreement, such rights and powers will not be exercised in any manner that could materially and adversely affect the rights inuring to a holder of any Pledged Collateral, the rights and remedies of any of the Collateral Agent or the other Secured Parties under this Agreement, the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same;

(b)	the Collateral Agent will promptly execute and deliver to each Grantor, or cause to be executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (a) above; and

(c)

each Grantor will be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement and applicable laws; provided that (i) any noncash dividends, interest, principal or other distributions, payments or other consideration in respect thereof, including any rights to receive the same to the extent not so distributed or paid, that would constitute Pledged Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities, received in exchange for Pledged Securities or any part thereof, or in redemption thereof, as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise and (ii) any noncash dividends and other distributions paid or payable in respect of any Pledged Securities that would constitute Pledged Securities in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid in surplus, in each case that does not constitute an Excluded Asset, will be and become part of the Pledged Collateral, and, if received by any Grantor will be held in trust for the benefit of the Collateral

Agent, for the ratable benefit of the Secured Parties, and (if applicable) will be promptly (and in any event within 60 days (or such longer period as the Term Loan Collateral Agent may agree, in its sole discretion)) delivered to the Collateral Agent, for the ratable benefit of the Secured Parties, in the same form as so received (endorsed in a manner reasonably satisfactory to the Collateral Agent).

(2)	If an Event of Default has occurred and is continuing and after prior written notice by the Collateral Agent to the Borrower of the Collateral Agent’s intention to exercise its rights hereunder, all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (1)(c) of this Section 3.05 will cease, and all such rights will thereupon become vested, for the ratable benefit of the Secured Parties, in the Collateral Agent (or a designated bailee, in accordance with the applicable Intercreditor Agreement(s)), which will have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions; provided, however, that even if an Event of Default has occurred and is continuing, any Grantor may continue to receive dividends and distributions solely to the extent permitted under subclause (8)(a), subclause (8)(b), subclause (8)(c), subclause (8)(d) and subclause (8)(e) of Section 6.07 of the Credit Agreement.

(3)	All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 3.05 will be held in trust for the benefit of the Collateral Agent, for the ratable benefit of the Secured Parties, and will be (within 60 days (or such longer period as the Term Loan Collateral Agent may agree, in its sole discretion) after receipt thereof) delivered to the Collateral Agent (or a designated bailee, in accordance with the applicable Intercreditor Agreement(s)), for the ratable benefit of the Secured Parties, in the same form as so received (endorsed in a manner reasonably satisfactory to the Collateral Agent). Any and all money and other property paid over to or received by the Collateral Agent (or a designated bailee, in accordance with the applicable Intercreditor Agreement(s)) pursuant to the provisions of this paragraph (3) subject to any applicable Intercreditor Agreement(s) will be retained by the Collateral Agent (or a designated bailee, in accordance with the applicable Intercreditor Agreement(s)) in an account to be established by the Collateral Agent (or a designated bailee, in accordance with the applicable Intercreditor Agreement(s)) upon receipt of such money or other property and will be applied in accordance with Section 5.02 hereof. After all such Events of Default have been cured or waived, the Collateral Agent will promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (1)(c) of this Section 3.05 and that remain in such account.

(4)

If an Event of Default has occurred and is continuing and after the Collateral Agent shall have given prior written notice to the Borrower of the Collateral Agent’s intention to exercise its rights hereunder, all rights of any Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (1)(a) of this Section 3.05, and the obligations of the Collateral Agent under paragraph (1)(b) of this Section 3.05, will cease, and all such rights will thereupon become vested in the Collateral Agent, for the ratable benefit of the Secured Parties, which will have the sole and exclusive right and authority to exercise such voting and consensual rights and powers (subject to any applicable Intercreditor Agreement(s)); provided that unless otherwise directed by the Required Lenders, the Collateral Agent will have the right from time to time after an Event of Default has occurred and is continuing to permit the Grantors to exercise such rights.

(5)	After all such Events of Default have been cured or waived, each Grantor will have (i) the right to exercise the voting and/or consensual rights and powers that such Grantor would otherwise be entitled to exercise pursuant to the terms of paragraph (1)(a) above and (ii) the right to receive and retain the distributions that such Grantor would otherwise be entitled to receive and retain pursuant to the terms of paragraph 1(c) above.

ARTICLE IV

SECURITY INTERESTS IN OTHER PERSONAL PROPERTY

Section 4.01. Security Interest.

(1)	As security for the payment or performance when due (whether at the stated maturity, by acceleration or otherwise), as the case may be, in full of the Secured Obligations, each Grantor hereby pledges to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, a security interest (the “Security Interest”) in all of such Grantor’s right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(a)	all Accounts;

(b)	all Chattel Paper;

(c)	all cash, Money and Deposit Accounts;

(d)	all Documents;

(e)	all Equipment;

(f)	all General Intangibles;

(g)	all Instruments;

(h)	all Inventory;

(i)	all Investment Property;

(j)	all Letter-of-Credit Rights;

(k)	all Intellectual Property;

(l)	all Commercial Tort Claims, including those described on Schedule IV hereto;

(m)	each of the following:

(i) Securities Accounts;

(ii) Investment Property credited to Securities Accounts from time to time and all Security Entitlements in respect thereof; and

(iii) all cash held in any Securities Account or Deposit Account;

(n)	all books and Records pertaining to the Article 9 Collateral; and

(o)	all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing.

Notwithstanding anything to the contrary in this Agreement or any other Loan Document, (i) the Article 9 Collateral will not include any Pledged Collateral and (ii) the Article 9 Collateral (and any components comprising thereof) will not include, this Agreement will not constitute a grant of a security interest in, the security interest granted hereunder will not attach to and no representation, warranty, covenant or any other provision contained in this Agreement or any other Security Document shall apply to, any Excluded Asset.

(2)	Subject to the limitations set forth in Section 4.01(6), each Grantor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any financing statements with respect to the Collateral (including all Article 9 Collateral consisting of Pledged Collateral) or any part thereof and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including:

(a)	whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor; and

(b)	a description of collateral that describes such property in any manner as the Collateral Agent may reasonably determine is necessary to ensure the perfection of the security interest in the Collateral granted under this Agreement, including describing such property as “all assets”, whether now owned or hereafter acquired, or words of similar effect.

Each	Grantor agrees to provide such information to the Collateral Agent promptly upon reasonable written request.

(3)	The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) such documents as may be reasonably necessary for the purpose of perfecting, continuing, enforcing or protecting the Security Interest granted in Intellectual Property by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.

(4)	Notwithstanding anything to the contrary in this Agreement or any other Loan Document, no Grantor shall be required to take any action under the laws of any jurisdiction other than the United States (or any political subdivision thereof) and its territories and possessions for the purpose of perfecting the Security Interest in any Article 9 Collateral of such Grantor.

(5)	The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Article 9 Collateral.

(6)	Notwithstanding anything to the contrary in any Loan Document, no Grantor will be required:

(a)	to take, or cause to be taken, any actions to perfect the Security Interest by any means other than (to the extent reasonably applicable):

(i) filings pursuant to the Uniform Commercial Code in the office of the Secretary of State (or equivalent central filing office) in the jurisdiction of organization of such Grantor;

(ii) filings in the United States Patent and Trademark Office and the United States Copyright Office of an Intellectual Property Security Agreement;

(iii) subject to any applicable Intercreditor Agreement(s), delivery of Collateral consisting of instruments, notes and debt securities in a principal amount in excess of $15 million to the extent required under Section 3.02;

(iv) subject to any applicable Intercreditor Agreement(s), delivery of Collateral consisting of certificated Equity Interests to the extent required under Section 3.02;

(b)	except as required under Section 5.11 of the Credit Agreement, to enter, or cause to be entered, any control agreements or similar arrangements with the Collateral Agent or the Administrative Agent with respect to any Deposit Accounts, Securities Accounts, Commodities Accounts or other Collateral that requires perfection by Control; or

(c)	to take any actions with respect to assets located outside of the United States or in any non-United States jurisdiction or required by the laws of any non-United States jurisdiction to create, maintain or perfect any security interests in any such assets (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction);

(d)	to deliver any landlord lien waivers, estoppels or collateral access letters; or

(e)	to take any perfection action with respect to motor vehicles and other assets subject to certificates of title or Letter-of-Credit Rights other than the filing of Uniform Commercial Code financing statements in the office of the secretary of state (or similar central filing office) in the jurisdiction of organization of the applicable Grantor.

(7)	Notwithstanding anything to the contrary in any Loan Document, to the extent any provision of this Agreement or the Credit Agreement excludes any assets from the scope of the Article 9 Collateral, or from any requirement to take any action to perfect or maintain any security interest (or the priority thereof) in favor of the Collateral Agent in the Article 9 Collateral, the representations, warranties and covenants made by any Grantor in this Agreement with respect to the creation, perfection or priority (as applicable) of the security interest granted in favor of the Collateral Agent (including Section 4.01) shall be deemed not to apply to such excluded assets.

Section 4.02. Representations and Warranties. Each Grantor represents and warrants (but solely to the extent (and at the times) required by the Credit Agreement) to the Collateral Agent and the Secured Parties that:

(1)	Each Grantor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained and is in full force and effect or has otherwise been disclosed herein or in the Credit Agreement.

(2)	The Uniform Commercial Code financing statements containing a description of the Article 9 Collateral that have been prepared by the Collateral Agent for filing in the office specified in Schedule III constitute all the filings, recordings and registrations (except as set forth in the following clause (3)) that are, as of the Closing Date, necessary to publish notice of, protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing of Uniform Commercial Code financing statements in the office of the Secretary of State (or equivalent central filing office) of the applicable jurisdiction.

(3)	Each Grantor represents and warrants that a fully executed Intellectual Property Security Agreement containing a description of all Article 9 Collateral existing on the Closing Date and consisting of material Intellectual Property owned by such Grantor with respect to United States Patents (and Patents for which United States applications are pending), United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights (and Copyrights for which United States registration applications are pending) was delivered on the Closing Date to the Collateral Agent for recording with the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable.

(4)	The Security Interest constitutes (a) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Secured Obligations; (b) subject to the filings described in Section 4.02(2), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code in the central filing office of such jurisdictions; and (c) subject to the filings described in Section 4.02(3), a security interest that shall be perfected in all Intellectual Property in which a security interest may be perfected upon the receipt and recording of an Intellectual Property Security Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable. Subject to Section 4.01(6), the Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, subject to Permitted Liens.

(5)	The Article 9 Collateral is owned by the Grantors free and clear of any Lien, other than Permitted Liens. None of the Grantors has filed or consented to the filing after the Closing Date of (a) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral; (b) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office; or (c) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Permitted Liens or in connection with any permitted disposition thereof in accordance with the terms of the Credit Agreement.

(6)	None of the Grantors holds any Commercial Tort Claim individually in excess of $15 million as of the Closing Date except as indicated on Schedule IV.

(7)	As to itself and its Article 9 Collateral consisting of material Intellectual Property owned by each Grantor with respect to the United States (the “Intellectual Property Collateral”), to each Grantor’s knowledge, as of the Closing Date:

(a)	The Intellectual Property Collateral set forth on Schedule II includes all of the material Patents, Trademarks and Copyrights owned by such Grantor as of the date hereof;

(b)	The Intellectual Property Collateral owned by such Grantors has not been adjudged invalid or unenforceable in whole or part (except for office actions issued in the ordinary course by the United States Patent and Trademark Office or in any similar office in any foreign jurisdiction), and is valid and enforceable, except as would not reasonably be expected to have a Material Adverse Effect. Such Grantor is not aware of any uses of any item of Intellectual Property Collateral that would be expected to lead to such item becoming invalid or unenforceable, except as would not reasonably be expected to have a Material Adverse Effect;

(c)	Such Grantor has made or performed in the ordinary course of Grantor’s business, acts, including filings, recordings and payment of all required fees and taxes, required to maintain and protect its interest in each and every item of Intellectual Property Collateral owned by such Grantor in full force and effect in the United States, and such Grantor has used proper statutory notice in connection with its use of each Patent, Trademark and Copyright owned by such Grantor in the Intellectual Property Collateral, in each case, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect;

(d)	With respect to each IP Agreement, the absence, termination, cancellation, breach or violation of which would reasonably be expected to have a Material Adverse Effect: (A) such Grantor has not received any notice of termination or cancellation under such IP Agreement; (B) such Grantor has not received any notice of a breach or default under such IP Agreement, which breach or default has not been cured or waived; and (C) neither such Grantor nor, to the knowledge of Grantor, any other party to such IP Agreement is in breach or default thereof in any material respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a breach or default or permit termination, modification or acceleration under such IP Agreement.

(e)	Except as would not reasonably be expected to have a Material Adverse Effect, no Grantor or Intellectual Property Collateral owned by such Grantor is subject to any outstanding consent, settlement, decree, order, injunction, judgment or ruling restricting the use of any Intellectual Property Collateral owned by such Grantor or that would impair the validity or enforceability of such Intellectual Property Collateral owned by such Grantor.

Section 4.03. Covenants.

(1)	Each Grantor agrees to comply with Section 5.10(3) of the Credit Agreement, subject, for the avoidance of doubt, to Section 5.10(4) of the Credit Agreement.

(2)	Subject to the rights of such Grantor under the Loan Documents to dispose of Collateral and except as would otherwise be permitted by the Credit Agreement, each Grantor will, at its own expense, use commercially reasonable efforts to defend title to the Article 9 Collateral against all persons and to defend the Security Interest of the Collateral Agent, for the ratable benefit of the Secured Parties, in the Article 9 Collateral and the priority thereof against any Lien that is not a Permitted Lien.

(3)	Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement and the granting of the Security Interest and the filing of any financing statements or other documents in connection herewith or therewith.

(4)	[Reserved].

(5)	After an Event of Default has occurred and is continuing, and in consultation with the Borrower, the Collateral Agent will have the right to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Article 9 Collateral, including, in the case of Accounts or Article 9 Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such Article 9 Collateral for the purpose of making such a verification. The Collateral Agent shall have the right to share any information it gains from such inspection or verification with any Secured Party.

(6)	None of the Grantors will, without the Collateral Agent’s prior written consent (such consent not to be unreasonably withheld, delayed or conditioned), grant any extension of the time of payment of any Accounts included in the Article 9 Collateral, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof or allow any credit or discount whatsoever thereon, in each case, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business or consistent with prudent business practices or as otherwise permitted under the Credit Agreement.

(7)	At its option, after an Event of Default has occurred and is continuing, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not a Permitted Lien, and may pay for the maintenance and preservation of the Article 9 Collateral, in each case, to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement, and each Grantor jointly and severally agrees to reimburse the Collateral Agent on demand for any reasonable payment made or any reasonable expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this Section 4.03(7) will excuse any Grantor from the performance of, or impose any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

(8)	Each Grantor (rather than the Collateral Agent or any Secured Party) will remain liable for the observance and performance of all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral.

(9)

Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent for such purpose) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, after an Event of Default has occurred for so long as it is continuing, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto.

(10)	In the event that any Grantor at any time or times fails to obtain or maintain any of the policies of insurance required hereby or under the Credit Agreement or to pay any premium in whole or part relating thereto, the Collateral Agent may, after an Event of Default has occurred for so long as it is continuing, without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent reasonably deems advisable. All sums disbursed by the Collateral Agent in connection with this Section 4.03(10), including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Collateral Agent, in accordance with Section 7.06, and shall be additional Secured Obligations secured hereby.

Section 4.04. Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, for the ratable benefit of the Secured Parties, the Collateral Agent’s security interest in the Article 9 Collateral, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Article 9 Collateral:

(1)	Tangible Chattel Paper. Except to the extent otherwise provided in Article III, if any Grantor at any time holds or acquires any Tangible Chattel Paper evidencing an amount in excess of $15 million, such Grantor will (within 60 days (or such longer period as any Agent may agree, in its sole discretion) after receipt thereof) endorse, assign and deliver the same to the Collateral Agent (or a designated bailee, in accordance with any applicable Intercreditor Agreement(s)), accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request.

(2)	Commercial Tort Claims. If any Grantor shall at any time hold or acquire a Commercial Tort Claim in an amount reasonably estimated by the Borrower in good faith to exceed $15 million, such Grantor shall (within 60 days (or such longer period as any Agent may agree, in its sole discretion) after determination thereof) notify the Collateral Agent thereof in a writing signed by such Grantor, including a summary description of such claim, and grant to the Collateral Agent in writing a security interest therein and in the proceeds thereof, all under the terms and provisions of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.

Section 4.05. Covenants Regarding Patent, Trademark and Copyright Collateral. Except as permitted by the Credit Agreement or as would not reasonably be expected to result in a Material Adverse Effect:

(1)	Each Grantor agrees that it will not knowingly do any act or omit to do any act (and will exercise commercially reasonable efforts to contractually prohibit its licensees from doing any act or omitting to do any act) whereby any material Patent owned by such Grantor that is necessary to the normal conduct of such Grantor’s business may become prematurely invalidated, abandoned, lapsed or dedicated to the public, and agrees that it will take commercially reasonable steps with respect to any material products covered by any such Patent as necessary to establish and preserve its rights under applicable patent laws.

(2)	Each Grantor will, and will use its commercially reasonable efforts to contractually require its licensees and its sublicensees to, for each material Trademark owned by such Grantor and necessary to the normal conduct of such Grantor’s business:

(a)	maintain such Trademark in full force free from any adjudication of abandonment or invalidity for non-use;

(b)	maintain the quality of products and services offered under such Trademark;

(c)	display such Trademark with notice of federal or foreign registration or claim of trademark or service mark as required under applicable law; and

(d)	not knowingly use or knowingly permit its licensees’ use of such Trademark in violation of any third-party rights.

(3)	Each Grantor will, and will use its commercially reasonable efforts to cause its licensees and its sublicensees to, for each work covered by a material Copyright owned by such Grantor and necessary to the normal conduct of such Grantor’s business and that it publishes, displays and distributes, use a copyright notice as necessary and sufficient to establish and preserve its rights under applicable copyright laws.

(4)	Each Grantor shall notify the Collateral Agent promptly if it knows that any material Patent, Trademark or Copyright owned by such Grantor and necessary to the normal conduct of such Grantor’s business may imminently become abandoned, lapsed or dedicated to the public, or of any materially adverse determination or development, excluding office actions and similar determinations or developments in the United States Patent and Trademark Office, United States Copyright Office, any court, or any similar office of any country, regarding such Grantor’s ownership of any such material Patent, Trademark or Copyright or its right to register or maintain the same.

(5)	Each Grantor, either itself or through any agent, employee, licensee or designee, will, upon the reasonable request of the Collateral Agent, execute and deliver any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s security interest in each Patent, Trademark, or Copyright listed in each updated Perfection Certificate (or in any applicable specified information contained in the Perfection Certificate) furnished pursuant to Section 5.04(6) of the Credit Agreement.

(6)	Each Grantor will exercise its reasonable business judgment consistent with the practice in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office with respect to maintaining and pursuing each application owned by such Grantor relating to any material Patent, Trademark and/or Copyright (and obtaining the relevant grant or registration) necessary to the normal conduct of such Grantor’s business and to maintain (a) each such Patent and (b) the registrations of each such Trademark and each such Copyright, including, when applicable and necessary in such Grantor’s reasonable business judgment, timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if any Grantor believes necessary in its reasonable business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

(7)	In the event that any Grantor knows or has reason to know that any Article 9 Collateral consisting of a material Patent, Trademark or Copyright necessary to the normal conduct of its business has been materially infringed, misappropriated or diluted by a third party, such Grantor will promptly notify the Collateral Agent and will, if such Grantor deems it necessary in its reasonable business judgment, promptly take actions as are reasonably appropriate under the circumstances.

Section 4.06. Intercreditor Relations. Notwithstanding anything herein to the contrary, (1) the Grantors and the Collateral Agent acknowledge that the exercise of certain of the Collateral Agent’s rights and remedies hereunder are subject to the provisions of the Closing Date Intercreditor Agreement and any other applicable Intercreditor Agreement(s) and (2) prior to the Discharge of Term Loan Claims (or such other applicable date), any obligation hereunder to physically deliver any Term Loan Priority Collateral (or other applicable Collateral) to the Collateral Agent shall be deemed satisfied by the delivery to the Term Loan Collateral Agent or other applicable Debt Representative, acting as gratuitous bailee for the Collateral Agent in accordance with the Closing Date Intercreditor Agreement or other applicable Intercreditor Agreement(s). The failure of the Collateral Agent or any other Secured Party to immediately enforce any of its rights and remedies hereunder (as a result of the terms of any applicable Intercreditor Agreement(s) or otherwise) shall not constitute a waiver of any such rights and remedies. In the event of any conflict or inconsistency between the terms of the Closing Date Intercreditor Agreement or any other applicable Intercreditor Agreement(s) and this Agreement, the terms of such Intercreditor Agreement shall govern and control. In the event of any such conflict, each Grantor may act (or omit to act) in accordance with such Intercreditor Agreement and shall not be in breach, violation or default of its obligations hereunder or under any other Loan Document by reason of doing so.

ARTICLE V

REMEDIES

Section 5.01. Remedies Upon Default. If an Event of Default has occurred and is continuing, each Grantor agrees to deliver each item of Collateral to the Collateral Agent (or a designated bailee, in accordance with any applicable Intercreditor Agreement(s)) on demand, and it is agreed that the Collateral Agent shall have the right, subject to applicable law and any applicable Intercreditor Agreement(s), to take any of or all the following actions at the same or different times: (1) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Grantors to the Collateral Agent or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or a non-exclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers thereunder cannot be obtained with the use of commercially reasonable efforts, which each Grantor hereby agrees to use) and (2) to take possession of the Article 9 Collateral and without liability for trespass to the applicable Grantor to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of, removing or selling the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the applicable Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing rights and remedies, each Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law (including the Uniform Commercial Code), to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized in connection with any sale of a security (if it deems it advisable to do so) pursuant to the foregoing to restrict the prospective bidders or purchasers to persons who represent and agree that they are purchasing such security for their own account, for investment, and not with a view to the distribution or sale thereof. Upon consummation of any such sale of Collateral pursuant to this Section 5.01, the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives and releases (to the extent permitted by law) all rights of redemption, stay, valuation and appraisal that such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Agent shall give the applicable Grantors ten Business Days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. The Collateral, or the portion thereof, to be sold at any such sale may be sold in one lot as an entirety or in separate parcels in the Collateral Agent’s own right or by one or more agents and contractors, upon any premises owned, leased, or occupied by any Grantor and the Collateral Agent and any such agent or contractor, in conjunction with any such sale, may augment the Inventory to be sold with other goods (all of which other goods shall remain the sole property of the Collateral Agent or such agent or contractor), all as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In the case of any sale of all or any part of the Collateral made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in the event that any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in the case of any such failure, such Collateral may be sold again upon notice given in accordance with provisions above. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section 5.01, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all such rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property in accordance with Section 5.02 hereof without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 5.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the UCC or its equivalent in other jurisdictions.

Without limiting any other rights of the Collateral Agent under this Agreement, for the purpose of enabling Collateral Agent to exercise rights and remedies under Article V at such time as Collateral Agent shall be lawfully entitled to exercise, after an Event of Default has occurred and is continuing, such rights and remedies, and for no other purpose, each Grantor hereby grants to the Collateral Agent, to the extent licensable, and to the extent not resulting in a material breach, material violation or termination of any Trademark License, a royalty free, non-exclusive, irrevocable license (such license to be effective after an Event of Default has occurred and while it is continuing), to use, apply, and affix any Trademark in which any Grantor now or hereafter has rights, solely in connection with the Collateral Agent’s enforcement of rights or remedies hereunder, including in connection with any sale or other disposition of Inventory, provided that such use is consistent with the use of such Trademark employed by the Grantor in the ordinary conduct of such Grantor’s business and Grantor shall have rights of quality control and inspection that are reasonably necessary to maintain the validity and enforceability of such Trademarks. As to each Grantor, the license granted hereby shall remain in full force and effect until such Grantor hereunder is released hereunder in accordance with Section 7.15 of this Agreement.

Any exercise of remedies by the Collateral Agent shall be subject to the applicable Intercreditor Agreement(s).

Section 5.02. Application of Proceeds.

(1)	Subject to the terms of any applicable Intercreditor Agreement(s), the Collateral Agent will promptly apply the proceeds, moneys or balances of any collection or sale of Collateral, as well as any Collateral consisting of cash, in the manner specified in the Credit Agreement.

(2)	Notwithstanding anything in this Agreement or any other Loan Document to the contrary, the Collateral Agent will not be required to marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such Guarantee in any particular order.

Section 5.03. Securities Act, Etc. In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar federal statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion, may (1) proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws or, to the extent applicable, Blue Sky or other state securities laws and (2) approach and negotiate with a single potential purchaser to effect such sale. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent will incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 5.03 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells. For avoidance of doubt, no Grantor shall be required hereunder or under any other Loan Document to take or cause the issuer of any Pledged Collateral take any action to register any Pledged Collateral for public sale under the Federal Securities Laws or Blue Sky or other state securities laws.

ARTICLE VI

INDEMNITY, SUBROGATION AND SUBORDINATION

Section 6.01. Indemnity. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 6.03 hereof), the Borrower agrees that (a) in the event a payment is made by any Guarantor under this Agreement in respect of any Secured Obligation of the Borrower, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Guarantor are sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part a Secured Obligation of the Borrower, the Borrower will indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

Section 6.02. Contribution and Subrogation. Subject to Section 2.07, each Guarantor (a “Contributing Guarantor”) agrees (subject to Section 6.03 hereof) that, in the event a payment shall be made by any other Guarantor hereunder in respect of any Secured Obligation or assets of any other Guarantor are sold pursuant to any Security Document to satisfy any Secured Obligation owed to any Secured Party and such other Guarantor (the “Claiming Guarantor”) shall not have been fully indemnified by the Borrower as provided in Section 6.01 hereof, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as applicable, in each case multiplied by a fraction of which the numerator shall be the net worth of such Contributing Guarantor on the date hereof and the denominator will be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 7.16 hereof, the date of the supplement hereto executed and delivered by such Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 6.02 shall be subrogated to the rights of such Claiming Guarantor under Section 6.01 hereof to the extent of such payment.

Section 6.03. Subordination.

(1)	Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 6.01 and 6.02 hereof and all other rights of indemnity, contribution or subrogation of the Guarantors under applicable law or otherwise will be fully subordinated to the Payment in Full of the Secured Obligations until such time as this Agreement has been terminated in accordance with Section 7.15(1) or, with respect to any such Guarantor, until such Guarantor is released in accordance with Section 7.15(2). No failure on the part of the Borrower or any Guarantor to make the payments required by Sections 6.01 and 6.02 hereof (or any other payments required under applicable law or otherwise) will in any respect limit the obligations and liabilities of the Borrower with respect to the Secured Obligations or any Guarantor with respect to its obligations hereunder.

(2)	The Borrower and each Guarantor hereby agree that all Indebtedness owed by it to the Borrower, any other Guarantor or any Restricted Subsidiary (collectively, the “Subordinated Creditors”) will be fully subordinated to the prior Payment in Full of the Secured Obligations; provided, however, that each of the following shall be permitted: payments permitted under the Credit Agreement, including payments of regularly scheduled principal and interest (including default interest and any “AHYDO” catch-up payment) on such Indebtedness, fees related to such Indebtedness, indemnity and expense reimbursement payments in connection with such Indebtedness, and mandatory prepayments, mandatory redemptions and mandatory purchases of any such Indebtedness (including any principal, premium or interest with respect thereto), in each case pursuant to the terms of such Indebtedness. A Subordinated Creditor will automatically be released from its obligations hereunder upon the consummation of any transaction permitted by the Credit Agreement as a result of which the Subordinated Creditor ceases to be a Restricted Subsidiary of the Borrower.

ARTICLE VII

MISCELLANEOUS

Section 7.01. Notices. All communications and notices hereunder shall (except as otherwise permitted herein) be in writing and given as provided in Section 10.01 of the Credit Agreement. All communications and notices hereunder to any Grantor will be given to it in care of the Borrower, with such notice to be given as provided in Section 10.01 of the Credit Agreement.

Section 7.02. Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest in the Article 9 Collateral, the security interest in the Pledged Collateral and all obligations of each Grantor hereunder will be absolute and unconditional irrespective of:

(1)	any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing;

(2)	any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument;

(3)	any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Secured Obligations; or

(4)	subject only to termination or release of a Guarantor’s obligations hereunder in accordance with the terms of Section 7.15 hereof any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement (other than a defense of payment or performance).

Section 7.03. Limitation By Law. All obligations, rights, remedies and powers provided in this Agreement may be exercised or performed only to the extent that the exercise or performance thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

Section 7.04. Binding Effect; Several Agreement. This Agreement will become effective as to any party to this Agreement when a counterpart hereof executed on behalf of such party is delivered to the Collateral Agent and a counterpart hereof is executed on behalf of the Collateral Agent, and thereafter will be binding upon such party and the Collateral Agent and their respective permitted successors and assigns, and will inure to the benefit of such party, the Collateral Agent and the other Secured Parties and their respective permitted successors and assigns, except that no party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly permitted under the Credit Agreement. This Agreement will be construed as a separate agreement with respect to each Loan Party and may be amended, modified, supplemented, waived or released with respect to any Loan Party without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.

Section 7.05. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference will be deemed to include the permitted successors and assigns of such party, and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent or as expressly permitted under the Credit Agreement. The Collateral Agent hereunder will at all times be the same person that is the Collateral Agent under the Credit Agreement. Written notice of resignation by the Administrative Agent pursuant to the Credit Agreement will also constitute notice of resignation as the Collateral Agent under this Agreement. Upon the acceptance of any appointment as the Administrative Agent under the Credit Agreement by a successor Administrative Agent, that successor Administrative Agent will thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent pursuant hereto.

Section 7.06. Collateral Agent’s Fees and Expenses; Indemnification. The parties hereto agree that the Collateral Agent will be entitled to reimbursement of its expenses incurred hereunder as provided in Section 10.05 of the Credit Agreement and the provisions of Section 10.05 shall be incorporated by reference herein and apply to each Grantor mutatis mutandis.

Section 7.07. Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Collateral Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary to accomplish the purposes hereof, effective after an Event of Default has occurred and while it is continuing and with written notice to the Borrower of its exercise or intent to exercise such rights, which appointment is irrevocable and coupled with an interest. The Collateral Agent will have the right, after an Event of Default has occurred and while it is continuing and with written notice to the Borrower of its exercise or intent to exercise such rights, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor, to:

(1)	receive, endorse, assign or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof;

(2)	demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral;

(3)	ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral;

(4)	sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral;

(5)	send verifications of Accounts to any Account Debtor;

(6)	commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral;

(7)	settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral;

(8)	notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent; and

(9)	use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes;

provided that nothing herein contained will be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties will be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence, bad faith or willful misconduct.

Section 7.08. APPLICABLE LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (EXCEPT FOR CONFLICTS OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION).

Section 7.09. Waivers; Amendment.

(1)	No failure or delay by the Collateral Agent or any Lender or Issuing Bank in exercising any right, power or remedy hereunder or under any other Loan Document will operate as a waiver thereof, nor will any single or partial exercise of any such right, power or remedy, or any abandonment or discontinuance of steps to enforce such a right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies of the Collateral Agent and the Lenders and Issuing Banks hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights, powers or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom will in any event be effective unless the same is permitted by paragraph (2) of this Section 7.09, and then such waiver or consent will be effective only in the specific instance and for the purpose for which given.

(2)	Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.08 of the Credit Agreement.

Section 7.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (1) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (2) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.10.

Section 7.11. Severability. In the event any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

Section 7.12. Counterparts. This Agreement may be executed in one or more counterparts, each of which will constitute an original but all of which when taken together will constitute but one contract, and will become effective as provided in Section 7.04 hereof. Delivery of an executed counterpart to this Agreement by facsimile or other electronic transmission will be as effective as delivery of a manually signed original.

Section 7.13. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 7.14. Jurisdiction; Consent to Service of Process.

(1)	Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan) and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such Federal (to the extent permitted by law) or New York State court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document will affect any right that the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Grantor, or its properties, in the courts of any jurisdiction.

(2)	Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 7.15. Termination or Release.

(1)	This Agreement, the guarantees made herein, the pledges made herein, the Security Interest and all other security interests granted hereby shall automatically terminate and be released when all the Secured Obligations have been Paid in Full, the Lenders have no further commitment to lend under the Credit Agreement and all Letters of Credit have been returned (or cash collateralized on terms satisfactory to the applicable Issuing Bank).

(2)	(i) Any Grantor’s obligations hereunder and all Security Interest in and Lien on its Collateral granted by such Grantor shall automatically terminate and be released if such Grantor is released from its obligations under its Guaranty pursuant to Section 9.11(2)(c) of the Credit Agreement and (ii) the Security Interest in and Lien on any Collateral shall be automatically terminated and released in the circumstances set forth in Section 9.11(2)(a), 9.11(2)(b) or 9.11(2)(c) of the Credit Agreement, including, without limitation, in connection with any property (and any related rights and any related assets) that is sold or otherwise transferred to any Person that is not (and is not required to be) a Loan Party in connection with a sale and leaseback or other transaction permitted by the Credit Agreement.

(3)	In connection with any termination or release pursuant to paragraph (1) or paragraph (2) above, the Collateral Agent shall promptly execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor may reasonably request to evidence such termination or release and take all other actions (including return of any pledged collateral) reasonably requested by any Grantor, at such Grantor’s expense, in connection with such release, including authorizing such Grantor or its representatives to file any UCC amendment or termination statements with respect to such release. Any execution and delivery of documents pursuant to this Section 7.15 shall be without recourse to or warranty by the Collateral Agent.

(4)	In the event that Rule 3-10 or Rule 3-16 of Regulation S-X of the Exchange Act is amended, modified or interpreted by the SEC or any other relevant Governmental Authority to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other Governmental Authority) of separate financial statements of any Subsidiary of the Borrower due to the fact that the Equity Interests of such Subsidiary constitute Collateral or are pledged under this Agreement, then the Equity Interests of such Subsidiary shall automatically be deemed not to be part of the Collateral to the extent necessary not to be subject to such requirement. Notwithstanding anything to the contrary in this Agreement, if Equity Interests of any Subsidiary are not required to be Collateral or pledged under this Agreement solely because Rule 3-10 or Rule 3-16 of Regulation S-X of the Exchange Act would require the filing of separate financial statements of such Subsidiary if its Equity Interests were Collateral or so pledged, in the event that Rule 3-10 or Rule 3-16 of Regulation S-X of the Exchange Act is amended, modified or interpreted by the SEC or any other relevant Governmental Authority to no longer require (or is replaced with another rule or regulation that would not require) the filing of separate financial statements of such Subsidiary if some or all of its Equity Interests are Collateral or pledged under this Agreement, then such Equity Interests of such Subsidiary, unless otherwise constituting an Excluded Asset, shall automatically be deemed part of the Collateral and pledged under this Agreement.

Section 7.16. Additional Subsidiaries. Upon execution and delivery by the Collateral Agent and any Subsidiary that is required to become a party hereto under Section 5.10 of the Credit Agreement or otherwise of a supplement in the form of Exhibit I hereto, such Subsidiary will become a Grantor and a Guarantor hereunder with the same force and effect as if originally named as a Grantor and a Guarantor herein. The execution and delivery of any such supplement will not require the consent of any other party to this Agreement. The rights and obligations of each party to this Agreement will remain in full force and effect notwithstanding the addition of any new party to this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

GRANTORS:	AMNEAL PHARMACEUTICALS LLC

	By:	/s/ Chintu Patel
Name: Chintu Patel
Title: President

AMNEAL PHARMACEUTICALS OF NEW YORK, LLC

	By:	/s/ Chintu Patel
Name: Chintu Patel
Title: President

AMNEAL BIOSCIENCES LLC

	By:	/s/ James Mastakas
Name: James Mastakas
Title: Chief Financial Officer and Treasurer

AMNEAL–AGILA, LLC

	By:	/s/ James Mastakas
Name: James Mastakas
Title: Chief Financial Officer and Treasurer

[Signature Page to ABL Guarantee and Collateral Agreement]

IMPAX LABORATORIES, LLC

By:	/s/ Bryan M. Reasons
Name: Bryan M. Reasons
Title: Senior Vice President and Chief Financial
Officer

IMPAX LABORATORIES USA, LLC

By:	/s/ Bryan M. Reasons
Name: Bryan M. Reasons
Title: Chief Financial Officer

MOUNTAIN, LLC

By:	/s/ Bryan M. Reasons
Name: Bryan M. Reasons
Title: Chief Financial Officer, Treasurer and
Vice President

AMEDRA PHARMACEUTICALS LLC

By:	/s/ Bryan M. Reasons
Name: Bryan M. Reasons
Title: Chief Financial Officer

TRAIL SERVICES, LLC

By:	/s/ Bryan M. Reasons
Name: Bryan M. Reasons
Title: Chief Financial Officer

[Signature Page to ABL Guarantee and Collateral Agreement]

JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent

By:	/s/ James A. Knight
Name: James A. Knight
Title: Executive Director

[Signature Page to ABL Guarantee and Collateral Agreement]

Exhibit I

to Guarantee and

Collateral Agreement

SUPPLEMENT NO.          dated as of                                     (this “Supplement”), to the ABL Guarantee and Collateral Agreement dated as of May 4, 2018 (as amended, amended and restated, supplemented, refinanced, replaced, extended or otherwise modified from time to time, the “Guarantee and Collateral Agreement”), among each of the Grantors party thereto and JPMorgan Chase Bank, N.A. (“JPM”), as Administrative Agent for the Lenders under the Credit Agreement referred to below (in such capacity, the “Administrative Agent”) and as Collateral Agent for the Secured Parties (as defined therein) (in such capacity, the “Collateral Agent”).

(1)	Reference is made to that certain the Revolving Credit Agreement, dated as of May 4, 2018 (as amended, amended and restated, supplemented, refinanced, replaced, extended or otherwise modified from time to time, the “Credit Agreement”), by and among AMNEAL PHARMACEUTICALS LLC, a Delaware corporation, the Lenders party thereto from time to time and JPM, as Administrative Agent and as Collateral Agent.

(2)	Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Guarantee and Collateral Agreement.

(3)	The Grantors have entered into the Guarantee and Collateral Agreement in order to induce the Lenders to make Loans and each Issuing Bank to issue Letters of Credit under the Credit Agreement. Section 7.16 of the Guarantee and Collateral Agreement provides that additional Subsidiaries may become Guarantors and Grantors under the Guarantee and Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor and Grantor under the Guarantee and Collateral Agreement, in each case in order to induce the Lenders to make additional Loans and each Issuing Bank to issue additional Letters of Credit (if available under the Credit Agreement) and as consideration for Loans previously made under the Credit Agreement.

Accordingly, the Administrative Agent and the New Subsidiary agree as follows:

SECTION 1. In accordance with Section 7.16 of the Guarantee and Collateral Agreement, the New Subsidiary by its signature below becomes a Subsidiary Loan Party, a Guarantor and a Grantor under the Guarantee and Collateral Agreement with the same force and effect as if originally named therein as a Subsidiary Loan Party, a Guarantor and a Grantor, and the New Subsidiary hereby [(1)] agrees to all the terms and provisions of the Guarantee and Collateral Agreement applicable to it as a Subsidiary Loan Party, a Guarantor and a Grantor thereunder [and (2) represents and warrants that the representations and warranties made by it as a Grantor in Section 3.03 and Section 4.02 thereof are true and correct, in all material respects,

Exhibit I-1

on and as of the date hereof]1. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Secured Obligations (as defined in the Guarantee and Collateral Agreement), does hereby create and grant to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in and Lien on all the New Subsidiary’s right, title and interest in and to the Collateral (as defined in and to the extent required by the Guarantee and Collateral Agreement) of the New Subsidiary. Each reference to a “Subsidiary Loan Party,” a “Guarantor,” or a “Grantor” in the Guarantee and Collateral Agreement shall be deemed to include the New Subsidiary. The Guarantee and Collateral Agreement is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to (1) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally; (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (3) implied covenants of good faith and fair dealing.

SECTION 3. This Agreement may be executed in one or more counterparts, each of which will constitute an original but all of which when taken together constitutes but one contract. This Supplement will become effective when the Collateral Agent receives a counterpart (whether by electronic transmission or otherwise) of this Supplement that bears the signature of the New Subsidiary.

SECTION 4. The New Subsidiary hereby represents and warrants as of the date hereof that:

(1)	set forth on Schedule I attached hereto is a true and correct schedule of all the Pledged Securities of the New Subsidiary as of the date hereof required to be pledged under the Guarantee and Collateral Agreement;

(2)	set forth on Schedule II attached hereto is a true and correct schedule of all of the material Patents, Trademarks and Copyrights of the New Subsidiary as of the date hereof that constitute Collateral;

(3)	set forth on Schedule III attached hereto is a true and correct schedule of all Commercial Tort Claims of the New Subsidiary individually in excess of $15 million as of the date hereof; and

(4)	set forth on Schedule IV attached hereto is the true and correct legal name of the New Subsidiary, its jurisdiction of formation and the location of its chief executive office.

SECTION 5. Except as expressly supplemented hereby, the Guarantee and Collateral Agreement shall remain in full force and effect.

[1]	Subject to the Credit Agreement, clause (2) to be included after the Closing Date.

Exhibit I-2

SECTION 6. THIS SUPPLEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (EXCEPT FOR CONFLICTS OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION).

SECTION 7. In the event any one or more of the provisions contained in this Supplement are held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

SECTION 8. All communications and notices hereunder will be in writing and given as provided in Section 7.01 of the Guarantee and Collateral Agreement.

SECTION 9. The New Subsidiary agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, disbursements and other charges of counsel for the Collateral Agent.

IN WITNESS WHEREOF, the New Subsidiary and the Agents have duly executed this Supplement to the Guarantee and Collateral Agreement as of the day and year first above written.

[Name of New Subsidiary]

By:
Name:
Title:

Exhibit I-3

JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent

By:
Name:
Title:

Exhibit I-4

Schedule I

to Supplement No.          to the

Guarantee and

Collateral Agreement

Pledged Securities of the New Subsidiary

EQUITY INTERESTS

Number of Issuer Certificate	Registered Owner	Number and Class of Equity Interest	Percentage of Equity Interests

DEBT SECURITIES

Issuer	Principal Amount	Date of Note	Maturity Date

Schedule I-1

Schedule II

to Supplement No.          to the

Guarantee and

Collateral Agreement

PATENTS, TRADEMARKS AND COPYRIGHTS

Schedule II-1

Schedule III

to Supplement No.          to the

Guarantee and

Collateral Agreement

COMMERCIAL TORT CLAIMS

Schedule III-1

Schedule IV

to Supplement No.          to the

Guarantee and

Collateral Agreement

LEGAL NAME, JURISDICTION OF FORMATION

AND LOCATION OF CHIEF EXECUTIVE OFFICE

Schedule IV-1

Exhibit II

to Guarantee and

Collateral Agreement

FORM OF TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT is dated as of [     ], by [•] (each, individually, a “Grantor” and, collectively, the “Grantors”), in favor of JPMorgan Chase Bank, N.A., in its capacity as administrative agent and collateral agent (in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Grantors are party to that certain ABL Guarantee and Collateral Agreement dated as of May 4, 2018 (as amended, amended and restated, supplemented, refinanced, replaced, extended or otherwise modified from time to time, the “Security Agreement”) in favor of the Collateral Agent, pursuant to which the Grantors are required to execute and deliver this Trademark Security Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantors hereby agree with the Collateral Agent as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meanings given to them in the Security Agreement.

SECTION 2. Grant of Security Interest in Trademark Collateral. As security for the payment or performance when due (whether at stated maturity, by acceleration or otherwise), as the case may be, in full of the Secured Obligations, each Grantor hereby pledges to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, a security interest in all of such Grantor’s right, title, and interest in or to any and all of the following Intellectual Property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Trademark Collateral”), including:

(a)	all Trademarks, including all registrations and applications therefore filed in the United States Patent and Trademark Office or any similar offices in any State of the United States (except for “intent-to-use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of the Lanham Act has been filed, to the extent that, and solely during the period for which, any assignment of an “intent-to-use” application prior to such filing would violate the Lanham Act), and all renewals thereof, including those listed on Schedule I;

Exhibit II

(b)	all goodwill associated therewith or symbolized thereby;

(c)	all claims for, and rights to sue for, past or future infringements of any of the foregoing; and

(d)	all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement thereof.

SECTION 3. Security Agreement. The security interest granted pursuant to this Trademark Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement and the Grantors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Trademark Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

SECTION 4. Recordation. This Trademark Security Agreement has been executed and delivered by the Grantors for the purpose of recording the grant of security interest herein with the United States Patent and Trademark Office. Each Grantor authorizes and requests that the Commissioner of Trademarks record this Trademark Security Agreement.

SECTION 5. Counterparts. This Trademark Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Trademark Security Agreement by signing and delivering one or more counterparts.

SECTION 6. Governing Law. THIS TRADEMARK SECURITY AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (EXCEPT FOR CONFLICTS OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION).

[Signature page follows]

Exhibit II

IN WITNESS WHEREOF, each Grantor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[ ],
as Grantor

By:
Name:
Title:

Exhibit II

Accepted and Agreed:

JPMORGAN CHASE BANK, N.A., as Collateral Agent

By:
Name:
Title:

Exhibit II

SCHEDULE I

to

TRADEMARK SECURITY AGREEMENT

TRADEMARK REGISTRATIONS AND TRADEMARK APPLICATIONS

Exhibit II

Exhibit III

to Guarantee and

Collateral Agreement

FORM OF PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT is dated as of [ ], by [•] (each, individually, a “Grantor” and, collectively, the “Grantors”), in favor of JPMorgan Chase Bank, N.A., in its capacity as administrative agent and collateral agent (in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Grantors are party to that certain ABL Guarantee and Collateral Agreement dated as of May 4, 2018 (as amended, amended and restated, supplemented, refinanced, replaced, extended or otherwise modified from time to time, the “Security Agreement”) in favor of the Collateral Agent, pursuant to which the Grantors are required to execute and deliver this Patent Security Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantors hereby agree with the Collateral Agent as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meanings given to them in the Security Agreement.

SECTION 2. Grant of Security Interest in Patent Collateral. As security for the payment or performance when due (whether at stated maturity, by acceleration or otherwise), as the case may be, in full of the Secured Obligations, each Grantor hereby pledges to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, a security interest in all of such Grantor’s right, title, and interest in or to any and all of the following Intellectual Property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Patent Collateral”), including:

(a)	all Patents issued or applied for in the United States, including those listed on Schedule I;

(b)	all provisionals, reissues, extensions, continuations, divisions, continuations-in-part, reexaminations or revisions thereof, and the inventions disclosed or claimed therein, including the right to make, use, import and/or sell the inventions disclosed or claimed therein;

Exhibit III

(c)	all claims for, and rights to sue for, past or future infringements of any of the foregoing; and

(d)	all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement thereof.

SECTION 3. Security Agreement. The security interest granted pursuant to this Patent Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement and the Grantors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Patent Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Patent Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

SECTION 4. Recordation. This Patent Security Agreement has been executed and delivered by the Grantors for the purpose of recording the grant of security interest herein with the United States Patent and Trademark Office. The Grantor authorizes and requests that the Commissioner of Patents record this Patent Security Agreement.

SECTION 5. Counterparts. This Patent Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Patent Security Agreement by signing and delivering one or more counterparts.

SECTION 6. Governing Law. THIS PATENT SECURITY AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (EXCEPT FOR CONFLICTS OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION).

[Signature page follows]

Exhibit III

IN WITNESS WHEREOF, each Grantor has caused this Patent Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[ ],
as Grantor

By:
Name:
Title:

Exhibit III

Accepted and Agreed:

JPMORGAN CHASE BANK, N.A., as Collateral Agent

By:
Name:
Title:

Exhibit III

SCHEDULE I

to

PATENT SECURITY AGREEMENT

PATENTS AND PATENT APPLICATIONS

Exhibit III

Exhibit IV

to Guarantee and

Collateral Agreement

FORM OF COPYRIGHT SECURITY AGREEMENT

This COPYRIGHT SECURITY AGREEMENT is dated as of [ ], by [•] (each, individually, a “Grantor” and, collectively, the “Grantors”), in favor of JPMorgan Chase Bank, N.A., in its capacity as administrative agent and collateral agent (in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Grantors are party to that certain ABL Guarantee and Collateral Agreement dated as of May 4, 2018 (as amended, amended and restated, supplemented, refinanced, replaced, extended or otherwise modified from time to time, the “Security Agreement”) in favor of the Collateral Agent, pursuant to which the Grantors are required to execute and deliver this Copyright Security Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantors hereby agree with the Collateral Agent as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meanings given to them in the Security Agreement.

SECTION 2. Grant of Security Interest in Copyright Collateral. As security for the payment or performance when due (whether at stated maturity, by acceleration or otherwise), as the case may be, in full of the Secured Obligations, each Grantor hereby pledges to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, a security interest in all of such Grantor’s right, title, and interest in or to any and all of the following Intellectual Property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Copyright Collateral”), including:

(a)	all Copyright in any work subject to the copyright laws of the United States, whether as author, assignee, transferee or otherwise;

(b)	all registrations and applications for registration of any such copyright in the United States, including registrations, supplemental registrations and pending applications for registration in the United States Copyright Office and the right to obtain all renewals thereof, including those listed on Schedule I;

(c)	all claims for, and rights to sue for, past or future infringements of any of the foregoing; and

Exhibit IV

(d)	all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement thereof.

SECTION 3. Security Agreement. The security interest granted pursuant to this Copyright Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement and the Grantors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Copyright Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Copyright Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

SECTION 4. Recordation. This Copyright Security Agreement has been executed and delivered by the Grantors for the purpose of recording the grant of security interest herein with the United States Copyright Office. Each Grantor authorizes and requests that the United States Copyright Office record this Copyright Security Agreement.

SECTION 5. Counterparts. This Copyright Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Copyright Security Agreement by signing and delivering one or more counterparts.

SECTION 6. Governing Law. THIS COPYRIGHT SECURITY AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (EXCEPT FOR CONFLICTS OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION).

[Signature page follows]

Exhibit IV

IN WITNESS WHEREOF, each Grantor has caused this Copyright Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[ ],
as Grantor

By:
Name:
Title:

Exhibit IV

Accepted and Agreed:

JPMORGAN CHASE BANK, N.A., as Collateral Agent

By:
Name:
Title:

Exhibit IV

SCHEDULE I

to

COPYRIGHT SECURITY AGREEMENT

COPYRIGHT REGISTRATIONS AND COPYRIGHT APPLICATIONS

Exhibit V-1